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                                                                    EXHIBIT 23.4

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Vencor, Inc. of our report dated January 24, 1997 relating to the financial statements of Transitional Hospitals Corporation (formerly Community Psychiatric Centers) and its subsidiaries as of November 30, 1996 and 1995 and for the years then ended, which appears in such Prospectus. We also consent to the application of such report to the Financial Statement Schedule for the two years ended November 30, 1996 listed under Item 21(b) of this Registration Statement when such schedule is read in conjunction with the financial statements referred to in our report. The audits referred to in such report also included this Financial Statement Schedule. We also consent to the reference to us under the heading "Experts" in such Prospectus.

Price Waterhouse LLP

Los Angeles, California
September 12, 1997